UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2009

WENDY’S/ARBY’S GROUP, INC.
--------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 Perimeter Center West Atlanta, Georgia		30338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(678) 514-4100

(Former Name or Former Address, if Changed Since Last Report):		N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On June 10, 2009, Wendy’s International Holdings, LLC, to be renamed “Wendy’s/Arby’s Restaurants LLC” (“WAR”), a direct wholly owned subsidiary of Wendy’s/Arby’s Group, Inc. (“Wendy’s/Arby’s Group”), Wendy’s International, Inc. (“Wendy’s”), an indirect wholly owned subsidiary of Wendy’s/Arby’s Group, Arby’s Restaurant Group, Inc. (“ARG”), an indirect wholly owned subsidiary of Wendy’s/Arby’s Group, and Arby’s Restaurant Holdings, LLC (“Arby’s Holdings”), an indirect wholly owned subsidiary of Wendy’s/Arby’s Group (WAR, Wendy’s, ARG and Arby’s Holdings are collectively referred to as the “Borrowers”), entered into an Amendment No. 1 to Amended and Restated Credit Agreement and Amended and Restated Pledge and Security Agreement (the “Amendment”), which amends (i) the Amended and Restated Credit Agreement, dated as of July 25, 2005 and amended and restated as of March 11, 2009, among the Borrowers, Triarc Restaurant Holdings, LLC, the Lenders and Issuers party thereto, Citicorp North America, Inc., as administrative agent and collateral agent, Bank of America, N.A. and Credit Suisse, Cayman Islands Branch, as co-syndication agents, Wachovia Bank, National Association, SunTrust Bank and GE Capital Franchise Finance Corporation, as co-documentation agents, Citigroup Global Markets Inc., Banc of America Securities LLC and Credit Suisse, Cayman Islands Branch, as joint lead arrangers and joint book-running managers (as amended by the Amendment, the "Credit Agreement"), and (ii) the Amended and Restated Pledge and Security Agreement, dated as of July 25, 2005 and amended and restated as of March 11, 2009, by and among the grantors party thereto and Citicorp North America Inc., as collateral agent.

Among other things, the Amendment (i) permits the issuance by WAR of senior notes due 2016 (the "Notes") and the incurrence of debt thereunder, and permits WAR to dividend to Wendy’s/Arby’s Group the net cash proceeds of the notes issuance less amounts used to prepay the term loan under the Credit Agreement and pay accrued interest thereon and certain other payments, (ii) modifies certain total leverage financial covenants, adds certain financial covenants based on senior secured leverage ratios, and modifies the minimum interest coverage ratio, (iii)  permits the prepayment at any time prior to maturity of certain senior notes of Wendy’s, and eliminates certain incremental debt baskets in the indebtedness covenant, and (iv) modifies the interest margins to provide that the margins will fluctuate based on WAR’s corporate credit rating.  The effectiveness of these amendments is subject to the condition subsequent that the Notes have been issued.

Effective upon the issuance of the Notes, the term loans under the Credit Agreement and amounts borrowed under the revolving credit facility will bear interest at the Borrowers’ option at either (i) the Eurodollar Base Rate (as defined in the Credit Agreement), as adjusted pursuant to applicable regulations (but not less than 2.75%), plus 4.00%, 4.50%, 5.00% or 6.00% per annum, depending on the corporate credit rating of WAR, or (ii) the Base Rate (as defined in the Credit Agreement), which is the higher of the interest rate announced by the administrative agent for the Credit Agreement as its base rate and the Federal funds rate plus 0.50% (but not less than 3.75%), in either case plus 3.00%, 3.50%, 4.00% or 5.00% per annum, depending on the corporate credit rating of WAR.  Based on the corporate credit rating of WAR at the time of the amendment, the applicable interest rate margins available to the Borrowers were 4.00% for Eurodollar Base Rate borrowings and 3.00% for Base Rate borrowings.

In addition, effective upon the issuance of the Notes, the Credit Agreement will contain the following financial covenants:  a maximum total leverage ratio, a maximum senior secured leverage ratio, a maximum lease adjusted leverage ratio, a maximum senior secured lease adjusted leverage ratio, a minimum interest coverage ratio and maximum annual capital expenditures.  The new senior secured leverage ratios exclude subordinated and unsecured debt, including the Notes.

Concurrently with the closing of the issuance of the Notes, the Borrowers will optionally prepay term loans under the Credit Agreement in an aggregate principal amount of $125,000,000 (and pay accrued interest with respect to such borrowings), which amount is subject to increase if WAR issues more than $550,000,000 in aggregate principal amount of Notes.

Certain of the lenders under the Credit Agreement and their affiliates have from time to time provided investment banking, commercial banking and other financial services to Wendy’s/Arby’s Group, Inc. or its affiliates, for which they received customary fees and commissions. The lenders under the Credit Agreement may also provide these services to Wendy’s/Arby’s Group, Inc. or its affiliates from time to time in the future.

The foregoing summary is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)           Exhibits

10.1         Amendment No. 1 to Amended and Restated Credit Agreement and Amended and Restated Pledgeand Security Agreement, dated as of June 10, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY’S/ARBY’S GROUP, INC.
By: /s/ NILS H. OKESON
Nils H. Okeson
Senior Vice President,
Dated: June 10, 2009	General Counsel and Secretary

EXHIBIT INDEX

10.1           Amendment No. 1 to Amended and Restated Credit Agreement and Amended and Restated Pledgeand Security Agreement, dated as of June 10, 2009.